UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 8, 2007

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

OFFLINE CONSULTING, INC.
(Former name of registrant)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2208 58th Avenue East, Bradenton, Florida 34203
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrants Certifying Accountant

Previous independent registered public accounting firm

On June 12, 2007 (the “Dismissal Date”), Kesselring Holding Corporation (f/k/a Offline Consulting, Inc.) (the “Company”) advised Morgenstern, Svboda & Baer, CPA’s, P.C. (the “Former Auditor”) that it was dismissed as the Company’s independent registered public accounting firm. The decision to dismiss the Former Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on June 8, 2007. Upon receipt of such dismissal, the Former Auditor notified the Company that it had previously resigned on June 4, 2007 as the auditor for the Company pursuant to a letter sent to Marcello Trebitsch, a former executive officer and director of the Company, at the Company’s former offices located in Brooklyn, New York. As the Former Auditor’s resignation was sent to a former executive officer of the Company at the Company’s former address and not to the Company, the Company deems such resignation to be ineffective. Except as noted in the paragraph immediately below, the reports of the Former Auditor on the Company’s consolidated financial statements for the period commencing April 11, 2006 (inception) through December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Former Auditor on the Company’s consolidated financial statements for the period commencing April 11, 2006 (inception) through December 31, 2006 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had no operations and no established source of revenue.

During the period commencing April 11, 2006 (inception) through December 31, 2006, and through the Dismissal Date, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the period commencing April 11, 2006 (inception) through December 31, 2006, and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided the Former Auditor with a copy of this disclosure. On June 19, 2007, the Former Auditor provided the Company with a letter dated June 15, 2007 stating that it agreed with the statements made herein. The letter from the Former Auditor is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On June 12, 2007 (the “Engagement Date”), the Company engaged Lougheed & Company LLP (“New Auditor”) as its independent registered public accounting firm for the Company’s fiscal year ended September 30, 2007. The decision to engage the New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with the New Auditor regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)  Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Morgenstern, Svboda & Baer, CPA’s, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: June 20, 2007	By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: CEO